UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 9, 2016
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 11, 2016, Blue Nile, Inc. (“Blue Nile” or “the Company”) issued a press release announcing financial results for the fourth quarter ended January 3, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.
The information in this Item 2.02 in this Form 8-K and the exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly set forth by specific reference in such filing.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Executive Cash Bonus Plan for Fiscal Year 2016
On February 9, 2016, the Company's Compensation Committee of the Board of Directors (the “Committee”) approved the Executive Cash Bonus Plan for Fiscal Year 2016 (the “2016 Plan”). The 2016 Plan operates under, and is subject to the terms of, the Company’s 2013 Equity Incentive Plan (the “Plan”), which was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on May 21, 2013. The 2016 Plan is intended to increase stockholder value and the success of the Company by motivating 2016 Plan participants to achieve the Company’s objectives through the payment of awards when those objectives are achieved.
Performance Period. The Performance Period for the 2016 Plan is the Company’s 2016 fiscal year, which is January 4, 2016 through January 1, 2017.
Eligibility. Each of the Company's executive officers, including the chief executive officer, and certain other key employees are eligible for participation in the 2016 Plan, subject to their continued employment through the end of the Performance Period. The Company may also pay discretionary bonuses or other types of incentive compensation outside the 2016 Plan.
Determination of Award. Pursuant to the 2016 Plan, each participant is eligible to earn an incentive bonus calculated as a percentage of the participant’s actual base salary (the “Target Award”). The Target Award is calculated by multiplying the participant’s base salary earned during the fiscal year by a Committee approved target bonus percentage. The 2016 Plan requires that the Company achieve an initial minimum level of adjusted EBITDA on the terms set forth in the 2016 Plan (the “Section 162(m) Performance Goal”). If the Section 162(m) Performance Goal is not achieved, no payments shall be earned under the 2016 Plan. If Section 162(m) Performance Goal is achieved, each participant is eligible to earn a maximum bonus equal to 200% of such participant’s annual Target Award, up to a maximum of $3 million (the “Maximum Award”).
Determination of Actual Award - Payout Formula:
On the Payout Determination Date (the date upon which the Committee determines the amounts payable under the 2016 Plan with respect to any previously completed Performance Period), the Committee will determine whether the Company has achieved the Section 162(m) Performance Goal. If the Company has achieved the Section 162(m) Performance Goal, each Participant will be credited with a Maximum Award. The Committee will then exercise negative discretion in respect of the Maximum Award in order to determine the actual award earned by that executive for the Performance Period (the “Actual Award”), with such negative discretion based on: (i) achievement against additional adjusted EBITDA goals selected by the Committee, as reflected by the calculation of the adjusted EBITDA Result (as described below), (ii) achievement against any individual performance goals selected by the Committee, as reflected by the calculation of the Individual Result (described below), and (iii) any other factors selected by the Committee in its sole discretion.
Specifically, the Actual Award is determined as follows:

1.	The product of (i) the EBITDA Result, (ii), 80%, and (iii) the Target Award is the “EBITDA Award.”

2.	The product of (i) the Individual Result, (ii), 20%, and (iii) the Target Award is the “Individual Award.”

3.
The sum of the (i) EBITDA Award, and (ii) Individual Award, and subject to any other factors selected by the Committee in its sole discretion, is the Actual Award, and the Maximum Award is reduced by the difference between the Actual Award and the Maximum Award.

To determine the “EBITDA Result” and “Individual Result ” the Compensation will determine a percentage, between 0% and 200%, based on the achievement during the Performance Period of the goals selected by the Committee for the Performance Period.
The foregoing description of the 2016 Plan is a summary of the material terms of the 2016 Plan, does not purport to be complete, and is qualified in its entirety by reference to the entire Executive Cash Bonus Plan for Fiscal Year 2016. A copy of the Executive Cash Bonus Plan for Fiscal Year 2016 is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 8.01	OTHER EVENTS
The Company also announced on February 11, 2016 that Blue Nile’s Board of Directors on February 9, 2016 declared a special cash dividend on the Company’s common stock. The dividend of $0.70 per share is payable on March 7, 2016 to shareholders of record at the close of business on February 22, 2016.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Executive Cash Bonus Plan for Fiscal Year 2016
99.1	Press release dated February 11, 2016, issued by Blue Nile, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.
Registrant

Dated: February 11, 2016	By: /s/ David Binder
David Binder
Chief Financial Officer and Chief Administrative Officer
(Principal Financial Officer)